Exhibit 99.1

CUI GLOBAL VICE CHAIRMAN JIM O’NEIL ASSUMES ADDITIONAL ROLE OF CEO

- William J. Clough Remains Executive Chairman, President and Chief Legal Officer -

- Oil and Gas Industry Veteran Sarah Tucker Named to Board of Directors -

TUALATIN, Ore., October 1, 2019 -- CUI Global, Inc. (NASDAQ: CUI) (the “Company” or “CUI Global”) today announced that its Board of Directors has appointed Vice Chairman James (“Jim”) O’Neil to the role of chief executive officer effective immediately. Mr. O’Neil succeeds William J. Clough, who remains with the Company as executive chairman, president and chief legal officer. In addition, Sarah Tucker, an oil and gas industry veteran, has been appointed to the Board of Directors effective immediately. Ms. Tucker replaces Mr. O’Neil as an independent director. Her appointment increases the size of the Company’s board from 6 to 7.

William J. Clough said, “With the sale of our Electromechanical business earlier today we are moving forward with an important component of our transformation plan -- the divestiture of our Power and Electromechanical business. It is therefore the right time for me to hand the CEO title and responsibilities over to Jim so he can fully execute his vision for the company. I would also like to welcome Sarah to our board and will seek to leverage her deep energy services industry expertise to guide our future growth.”

Mr. O’Neil stated, “I am pleased to lead CUI Global’s transformation into a diversified energy infrastructure services platform serving North American energy customers at a time of substantial industry growth. Our transformation calls for the company to increase shareholder value through acquisitions and profitable organic growth.”

Mr. O’Neil has served as vice chairman for CUI Global since July 2019 and has been instrumental in formulating and executing on the Company’s transformation plan that reshapes the Company into a diversified energy services platform. He was previously chief operating officer, chief executive officer and president of Quanta Services, Inc. (Quanta) , an infrastructure solutions provider for the electric power, oil and natural gas, telecommunications and renewable industries. Over an eight-year period (2008 – 2016) as COO and then CEO, Mr. O’Neil grew the company into a Fortune 500 enterprise with $7+ billion in annual revenue at its peak through a combination of both organic growth and many strategic acquisitions. Illustrative of Mr. O’Neil’s success at Quanta, Institutional Investor Magazine named him a ‘Best CEO’ in 2015 in the Engineering & Construction category, and ranked Quanta #1 on its ‘All-America Executive Team - Honored Companies’ list in 2016.

Ms. Tucker is a veteran of the oil and gas industry with deep expertise in the business development, planning, engineering, procurement and construction of oil and gas projects globally. She has served as an operations executive and managing director for major engineering, construction and petrochemical technology companies including Kellogg, KBR, Kellogg-Mitsubishi Development Company, Raytheon Engineers and Constructors, Kvaerner Engineering and Construction of Norway. Over the past several years, she has worked closely with Mexican national oil company PEMEX to establish the country’s first deep water project.

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies. From Orbital Gas Systems' advanced GasPT® platform targeting the energy sector, to CUI Inc.'s advanced power platform serving the networking and telecom space, CUI Global and its subsidiaries have built a diversified portfolio of industry leading technologies that touch many markets. As a publicly traded company, shareholders can participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most important, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: http://www.cuiglobal.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

External IR Counsel:

LHA Investor Relations

Sanjay M. Hurry

212-838-3777

cuiglobal@lhai.com

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